Exhibit 10.2

FIRST AMENDMENT TO FACILITY LICENSE AGREEMENT

THIS FIRST AMENDMENT TO FACILITY LICENSE AGREEMENT (this “First Amendment”), dated as of September 14, 2020, is made and entered into by and between NantWOrks, LLC, a Delaware limited liability company (“Licensor”), and Nantkwest, inc., a Delaware corporation (“Licensee”), with respect to the following facts:

A.Licensor and Licensee entered into that certain Facility License Agreement dated November 6, 2015, made effective as of May 22, 2015 (the “License Agreement”), whereby Licensor licensed to Licensee and Licensee licensed from Licensor certain office and lab space on the ground floor containing approximately 9,500 square feet located in that certain building commonly known as 9920 Jefferson Boulevard, Culver City, California.

B.By this First Amendment, Licensee has requested, and Licensor has agreed, to amend the License Agreement as provided herein.

C.Unless otherwise defined herein, capitalized terms as used herein shall have the meanings ascribed to them in the License Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.License Agreement Extension.  The term of the License Agreement shall be extended through December 31, 2021 (the “Extended Term”). All references to the “Term” in the License Agreement shall include the Extended Term, as modified hereby. After the expiration of the Term, including any Option Term, this License shall automatically renew on a month-to-month basis, terminable by either Licensee or Licensor with at least thirty (30) days’ prior written notice to the other party.

2.Option.  Licensee shall have the one-time option (but not the obligation) to extend the Term through December 31, 2022 (the “Option”). In order to exercise the Option, Licensee must deliver to Licensor an irrevocable written notice of exercise during the period commencing April 1, 2021 and ending June 30, 2021 (the “Option Exercise Period”). If Licensee timely exercises the Option during the Option Exercise Period, then the Term shall automatically be extended through December 31, 2022 (the “Option Term”). If Licensee does not properly exercise the Option during the Option Exercise Period, then the Option will lapse and be of no further force or effect and the Term, subject to the month-to-month automatic renewals, will be scheduled to expire on December 31, 2021.

3.Base Rent for Extended Term.  Notwithstanding anything to the contrary in the License Agreement, commencing on the first day of the Extended Term and continuing through December 31, 2021, the License Fee shall increase by three percent (3%) to $54,485.88. If Licensee validly exercises the Option Term or if the License shall continue on a month-to-month basis, the License Fee shall increase by three percent (3%) annually commencing on January 1 of each and every year of the Term.

4.Miscellaneous.

(a)Ratification.  Except as specifically amended or modified by this First Amendment, the License Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)Severability of Provisions.  If any provision of this First Amendment is for any reason held to be invalid, illegal or unenforceable in any respect, such provision shall not affect the validity, legality or enforceability of any other provision of this First Amendment.

(c)Entire Agreement; Amendments and Waivers.  This First Amendment constitutes the entire agreement between Licensee and the Licensor pertaining to the subject matter contained herein and supersedes any and all previous agreements between the parties hereto regarding the subject matter hereto. Any provision of this First Amendment may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

(d)Authority.  The individuals signing this First Amendment on behalf of each party represent and warrant that such individual has the authority under the company’s governing documents to execute and deliver this First Amendment in the name of and on behalf of the company.

(e)Successors and Assigns.  The License Agreement, as amended hereby, shall apply to and bind Licensor and Licensee and their respective successors and assigns.

(f)Conflicts.  Notwithstanding anything to the contrary in the License Agreement, in the event of a conflict or inconsistency between the terms of the License Agreement and the terms and conditions of this First Amendment, the terms and conditions set forth in this First Amendment shall control and shall be deemed to supersede the printed terms of the License Agreement. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the License Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(g)Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to facilitate the agreements contemplated by this First Amendment, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this First Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this First Amendment based upon the form of signature.

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IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first written above.

LICENSOR:
NANTWORKS, LLC a Delaware limited liability company
By:	/s/ Robert Morse
Name: Robert Morse
Title: CFO

LICENSEE:
NANTKWEST, INC., a Delaware corporation
By:	/s/ Sonja Nelson
Name: Sonja Nelson
Title: CFO

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